SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement no.:

	(3)	Filing Party:

	(4)	Date Filed:

PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K
APPENDIX A AUDIT COMMITTEE CHARTER

DISCOVERY PARTNERS INTERNATIONAL, INC.

9640 Towne Centre Drive
San Diego, California 92121
April 18, 2002

Dear Stockholder:

      You are cordially invited to attend the annual meeting of the stockholders of Discovery Partners International, Inc. to be held on Wednesday, May 15, 2002 at 12:00 noon at the Hyatt Regency La Jolla located at 3777 La Jolla Village Drive, San Diego, California.

      Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

      If you do not plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

      We look forward to seeing you at the annual meeting.

Riccardo Pigliucci
President and Chief Executive Officer

San Diego, California

YOUR VOTE IS IMPORTANT

      In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. You do not need to add postage if mailed in the United States. Voting instructions are included with your proxy card.

DISCOVERY PARTNERS INTERNATIONAL, INC.

9640 Towne Centre Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2002

Dear Stockholder:

      The annual meeting of stockholders of Discovery Partners International, Inc. (the “Company”) will be held at the Hyatt Regency La Jolla located at 3777 La Jolla Village Drive, San Diego, California on Wednesday, May 15, 2002 at 12:00 noon Pacific Daylight Time, for the following purposes:

1. To elect two directors to serve for three-year terms ending at the 2005 Annual Meeting of Stockholders or until their successors are duly elected. Management has nominated the following persons for election at the meeting: John P. Walker and Alan J. Lewis, Ph.D.

2. To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2002.

3. To transact any other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

      Stockholders of record at the close of business on March 26, 2002 will be entitled to notice of and to vote at the annual meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the annual meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided. Voting instructions are included with your proxy card. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed, dated and returned to ensure that all of your shares will be voted. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy will assist us in preparing for the annual meeting.

By Order of the Board of Directors

Craig S. Kussman
Chief Financial Officer and Secretary

April 18, 2002

DISCOVERY PARTNERS INTERNATIONAL, INC.

9640 Towne Centre Drive
San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2002

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Discovery Partners International, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held on May 15, 2002 (the “Annual Meeting”) and at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at 12:00 noon at the Hyatt Regency La Jolla, which is located at 3777 La Jolla Village Drive, San Diego, California. Stockholders of record on March 26, 2002 will be entitled to notice of and to vote at the Annual Meeting.

      This proxy statement and accompanying proxy were first mailed to stockholders on or about April 18, 2002.

Purpose of the Meeting

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this proxy statement.

Voting

      On March 26, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 24,339,306 issued and outstanding shares of common stock, par value $.001. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 26, 2002. Stockholders may not cumulate votes in the election of directors.

      All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

      With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. However, the directors will be elected by plurality vote. All other matters to be acted upon by the stockholders at the Annual Meeting will require the approval of the holders of a majority of the outstanding common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. With respect to such matters, abstentions will have the effect of negative votes, and broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.

Proxies

      If the enclosed form of proxy is properly signed and returned, the shares will be voted at the Annual Meeting in accordance with the instructions you write on the proxy. If the proxy is signed and returned but does not specify how the shares are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such director(s) is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and this proxy statement. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Chief Financial Officer and Secretary of the Company at the Company’s principal executive offices at 9640 Towne Centre Drive, San Diego, CA 92121, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

      The Company will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Discretionary Authority to Vote on Stockholder Proposals

      The proxy solicited by the board of directors for the Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

      The Company’s Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The board of directors currently consists of seven persons. The class whose term of office expires at the Annual Meeting currently consists of two directors, John P. Walker and Andrew Senyei, M.D. Dr. Senyei is not seeking reelection to the board.

      The Board has nominated John P. Walker and Alan J. Lewis, Ph.D. for election to the class of directors to be elected at the Annual Meeting. Each director elected to this class will serve for a term of three years, expiring at the 2005 annual meeting of stockholders, or until his successor has been duly elected.

      Mr. Walker and Dr. Lewis are both currently directors of the Company. Mr. Walker’s current term of office expires at the Annual Meeting. Dr. Lewis, whose current term of office is due to expire at the 2003 annual meeting, has served as a member of our Board since April 2000 and, along with Mr. Walker, has served on our Board as a nominee of Axys Pharmaceuticals, Inc. (which was subsequently acquired by Applera Corporation for its Celera Genomics business unit (“Celera”) — see Executive Compensation and Other Information; Compensation Committee Interlocks and Insider Participation). We have been notified by Axys/ Celera that it does not currently intend to exercise its right to designate any nominees for director. Dr. Lewis has submitted to us his written resignation from our Board as a member of the class of directors whose term of office expires at the 2003 annual meeting of stockholders, such resignation to be effective on the day before the date of the 2002 Annual Meeting. The Board has nominated both Mr. Walker and Dr. Lewis for re-election to the Board, based on its own nominating-decision judgment and not as a result of designation by Axys/ Celera.

      The Company’s Certificate of Incorporation and Bylaws have fixed the size of the Company’s board of directors at seven directors. As of the Annual Meeting there will be one vacancy on the board of directors in the class whose term of office expires at the 2003 annual meeting of stockholders. Pursuant to the Company’s Certificate of Incorporation and Bylaws, this vacancy will be filled by a majority vote of the board of directors at the time that an acceptable candidate is identified by the board of directors. Only directors that will serve as members of the class of directors whose term expires at the 2005 annual meeting of stockholders will be elected at the 2002 Annual Meeting, and proxies cannot be voted for a greater number of directors than two.

      The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee that may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Directors and Nominees

Nominees for Term Ending Upon the 2005 Annual Meeting of Stockholders

      John P. Walker, age 53, has served as a member of our board of directors since April 2000. Since January 2001, Mr. Walker has been a Venture Partner at Morgan Stanley Ventures. From February 1993 to May 2001, Mr. Walker served as Chairman of Axys Pharmaceuticals, Inc., a public biopharmaceutical company and as a member of the board of directors until Axys was acquired by Applera Corporation for its Celera Genomics business unit in November 2001. From 1993 to January 2001, he was also Chief Executive Officer of Axys (including service from 1993 to 1997 as CEO of Arris Pharmaceutical Corporation, a predecessor corporation of Axys). Mr. Walker serves as a director of Geron Corporation, a biotechnology company and Essential Therapeutics, Inc., a development stage pharmaceutical company, in addition to serving as director of several private biotechnology companies. He received a B.A. from the State University of New York, at Buffalo and completed the Advanced Management program at The Kellogg School of Management at Northwestern University.

      Alan J. Lewis, Ph.D., age 56, has served as a member of our board of directors since April 2000. Since 2000, Dr. Lewis has been President of the Signal Research Division of Celgene Corporation, a biopharmaceutical company. From 1996 to 2000, Dr. Lewis was Chief Executive Officer and a director of Signal Pharmaceuticals, Inc., a drug discovery company. From 1994 to 1996, he was President of Signal. Prior to joining Signal, Dr. Lewis worked for 15 years at the Wyeth-Ayerst Research division of American Home Products Corporation, a pharmaceutical company, where he served as Vice President of Research from 1990 to 1994. Dr. Lewis received a B.S. in physiology and biochemistry from Southampton University and a Ph.D. in pharmacology from the University of Wales in Cardiff and completed his post-doctoral training at Yale University.

Continuing Directors for Term Ending Upon the 2003 Annual Meeting of Stockholders

      Riccardo Pigliucci, age 55, has served as our President and Chief Executive Officer since May 1998 and chairman of our board of directors since May 1999. He previously served as Chief Executive Officer of Life Sciences International PLC, a supplier of scientific equipment and consumables to research, clinical and industrial markets, from 1996 to 1997. Prior to that, he held numerous management positions during his 23-year career at Perkin-Elmer Corporation, a life science and analytical instrument company, including President and Chief Operating Officer from 1993 to 1995. Mr. Pigliucci is also a director of Epoch Biosciences, Inc., a biotechnology company, Biosphere Medical, a medical device company, and Dionex Corporation, a provider of instrumentation and related accessories and chemicals.

      Harry F. Hixson, Jr., Ph.D., age 63, has served as a member of our board of directors since May 2001. Since February 1998, Dr. Hixson has been Chief Executive Officer and Chairman of Elitra Pharmaceuticals, a biotechnology company. From February 1997 to February 1998, Dr. Hixson was a self-employed individual investor. Dr. Hixson holds a Ph.D. in physical biochemistry from Purdue University, an M.B.A. from The University of Chicago and a B.S. degree in chemical engineering from Purdue University.

Continuing Directors for Term Ending Upon the 2004 Annual Meeting of Stockholders

      Dieter Hoehn, age 61, has served as a member of our board of directors since November 1996. Since May 1996, Mr. Hoehn has been a self-employed management consultant. From 1984 until 1996, he was a member of the senior corporate management of the Hewlett-Packard Company, a provider of computing and imaging products, measurement solutions and services, where he served as Vice President in charge of the Bioscience Program from May 1995 until his retirement in April 1996 and Vice President in charge of the Analytical Products Group from May 1987 to April 1995. Mr. Hoehn also served as Vice Chairman of the Board of Directors of Hewlett-Packard Shanghai Analytical Products Co., Ltd., China, an analytical instruments company, and as a director of Yokogawa Analytical Systems, Inc., Japan, an analytical instruments company, until April 1999. He is a member of the Advisory Board of the Barnett Institute at Northeastern University.

      Sir Colin Dollery, age 71, has served as a member of our board of directors since March 2001. Since 1996, Sir Colin Dollery has served as Senior Consultant, Research & Development, to GlaxoSmithKline PLC (formerly SmithKline Beecham), a public pharmaceutical company. From 1991 to 1996, he was the dean of the Royal Post Graduate Medical School of the University of London. Sir Colin Dollery received a B.S. in physiology and a medical degree (M.B. chB) from the University of Birmingham in Birmingham, England.

Board Meetings and Committees

      The board of directors of the Company held a total of six meetings and acted by unanimous written consent five times during the fiscal year ended December 31, 2001. During such year, each director attended at least 75% of the aggregate number of meetings of the board of directors and committees of the board on which he served which were held during the periods in which he served.

      Our board of directors has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee or a committee that performs the functions of a Nominating Committee.

      The Audit Committee was established in May 1999. The Audit Committee reviews, acts on and reports to the board of directors on various auditing and accounting matters, including the recommendation of our independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, the performance of our independent auditors and our accounting practices. The current members of our Audit Committee are Mr. Hoehn, Dr. Lewis and Dr. Senyei, each of whom is independent as defined under Rule 4200 of the National Association of Securities Dealers’ listing standards. The Audit Committee held four meetings during the fiscal year ended December 31, 2001. The Audit Committee is governed by a written charter that was approved by the Board of Directors. A copy of this charter is included as Appendix A to this proxy statement.

      The Compensation Committee was established in May 1999. The Compensation Committee determines the salaries of management employees and benefits for our employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and stock purchase plans. The current members of our Compensation Committee are Mr. Walker, Sir Colin Dollery and Dr. Hixson. The Compensation Committee held two meetings during the fiscal year ended December 31, 2001.

Director Compensation

      We currently pay each of our non-employee directors, which consist of Messrs. Hoehn, Walker and Sir Colin Dollery and Drs. Hixson, Lewis and Senyei, $1,000 per board meeting attended and $500 for each committee meeting attended, plus the reimbursement of related expenses.

      In addition, each current non-employee director who was a non-employee director at the time of the Company’s initial public offering of common stock (the “IPO”) received a non-qualified option to purchase 25,000 shares of our common stock following the completion of the IPO. Each of these options has an exercise price of $19.88.

      Under our automatic option grant program, which is a component of our 2000 Stock Incentive Plan, each individual who first becomes a non-employee board member at any time after the completion of the IPO will automatically receive an option grant for 25,000 shares on the date such individual joins the board, provided such individual has not been in our prior employ. Sir Colin Dollery received a non-qualified option under this program to purchase 25,000 shares of our common stock at an exercise price of $6.38 on March 31, 2001, the day he joined our board of directors. Dr. Hixson received a non-qualified option under this program to purchase 25,000 shares of our common stock at an exercise price of $5.26 on May 17, 2001, the day he joined our board of directors. In addition, on the date of each annual stockholders meeting held after the completion of the IPO, each non-employee board member who is to continue to serve as a non-employee board member will automatically be granted an option to purchase 10,000 shares of common stock, provided such individual has served on our board for at least six months. If Dr. Lewis is considered not to qualify for such an automatic 10,000-share grant for 2002, the Board of Directors intends to grant him an equivalent discretionary 10,000-share stock option.

      Each automatic grant made under the automatic option grant program has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a term of 10 years, subject to earlier termination or repurchase following the optionee’s cessation of board service. Each such option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of board service. The shares subject to these options will vest in a series of four successive annual installments upon the optionee’s completion of each year of board service over the four-year period measured from the grant date, except that the shares subject to each annual 10,000-share automatic option grant vest upon the optionee’s completion of one year of board service measured from the grant date. All of the shares subject to these options will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while a board member. Messrs. Hoehn and Walker and Drs. Lewis and Senyei each received a non-qualified option pursuant to the automatic grant program to purchase 10,000 shares of our common stock at an exercise price of $5.26 on May 17, 2001, the date of the 2001 annual stockholders meeting.

      Sir Colin Dollery has been a member of our Scientific Advisory Board since May 1999, and he is paid $10,000 per year for his services in that capacity. During 2001, we paid Mr. Hoehn $2,000 for consulting services he performed for us. No other director received any consulting fees from us during 2001.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends a vote FOR John P. Walker and Alan J. Lewis.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

      The Company is asking the stockholders to ratify the board of directors’ selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2002. Neither Ernst & Young LLP nor any of its members has any relationship with the Company or any of its affiliates, except in the firm’s capacity as the Company’s auditor.

      In the event the stockholders fail to ratify the selection, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the board of directors feels that such a change would be in the Company’s and its stockholders’ best interests.

      Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Forms 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 were approximately $141,060.

Financial Information Systems Design and Implementation Fees

      The Company incurred no expenses from Ernst & Young LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2001.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for professional services other than as stated under the caption “Audit Fees” above were $101,035. These fees were for services rendered in connection with tax services in Switzerland and in the United States. The audit committee of our Board of Directors considers the provision of these services to be compatible with maintaining the independence of Ernst & Young LLP.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the year ending December 31, 2002.

Board Audit Committee Report on Independent Auditors

      The following is a report of the audit committee.

      The audit committee has reviewed and discussed the Company’s audited 2001 financial statements with management of the Company.

      The audit committee has discussed with the Company’s independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

      Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Alan J. Lewis, Ph.D. (Chairman)
Dieter Hoehn
Andrew E. Senyei, M.D.

OTHER MATTERS

      The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares as the board of directors may recommend. By the execution of the enclosed proxy, you grant discretionary authority with respect to such other matters.

PRINCIPAL STOCKHOLDERS AND
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

      The following table shows information known to us with respect to the beneficial ownership of our common stock as of February 28, 2002 by:

•	each person or group of affiliated persons who is known by us to own beneficially more than 5% of our common stock;

•	each of our directors and nominees for director;

•	each of our current or former executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement (collectively referred to as the “Named Executive Officers”) and our Chief Financial Officer; and

•	all of our directors and executive officers as a group.

      To our knowledge and except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. The column titled “Number of Shares Beneficially Owned” includes shares of common stock subject to stock options and/or warrants, which were exercisable or will become exercisable within 60 days after February 28, 2002. These shares underlying options and/or warrants are deemed outstanding for computing the percentage of the person or group holding such options and/or warrants, but are not deemed outstanding for computing the percentage of any other person or group. The address for those persons for which an address is not otherwise indicated is: 9640 Towne Centre Drive, San Diego, California 92121.

	Number of
	Shares	Percent
	Beneficially	of Class
Beneficial Owner	Owned	Owned

Directors, Named Executive Officers and our Chief Financial Officer
Riccardo Pigliucci(1)	866,507	3.5
David Coffen(2)	130,000	*
Jack Fitzpatrick(3)	5,833	*
Arnold Hagler(4)	66,000	*
Craig Kussman(5)	250,000	1.0
John Lillig(6)	200,000	*
Heinrich Zinsli(7)	105,000	*
Colin Dollery(8)	30,000	*
Dieter Hoehn(9)	60,000	*
Harry Hixson(10)	25,000	*
Alan Lewis(11)	35,000	*
Andrew Senyei(12)	291,519	1.2
John Walker(13)	119,375	*
All directors and executive officers as a group (14 persons)	2,319,221	9.0
Other Five Percent Stockholders
Applera Corporation(14)(15)	7,422,000	30.5
Heartland Advisors, Inc.(16)	2,007,700	8.3

*	Less than 1%

(1)	Includes 250,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(2)	Consists of 130,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(3)	Mr. Fitzpatrick resigned from the Company in November 2001.

(4)	Includes 65,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(5)	Consists of 250,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(6)	Includes 120,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(7)	Consists of 105,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(8)	Consists of 30,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(9)	Includes 35,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(10)	Consists of 25,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(11)	Consists of 35,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(12)	Includes 237,639 shares held by Enterprise Partners III, L.P. and 18,880 shares held by Enterprise Partners III Associates, L.P. Dr. Senyei, a managing partner of each of these entities, disclaims beneficial ownership in such shares, except to the extent of his pecuniary interest in each of the limited partnerships. Also includes 35,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002. The stock options are held by Dr. Senyei in his individual capacity.

(13)	Includes an option to purchase 84,375 of shares granted by Axys Pharmaceuticals, Inc. to Mr. Walker as a result of a compensation plan implemented by Axys Pharmaceuticals.

(14)	Consists of 7,222,000 shares and a warrant to purchase 200,000 shares held by Axys Pharmaceuticals (acquired by Applera Corporation for its Celera Genomics business unit).

(15)	We have entered into a standstill agreement with Axys Pharmaceuticals, Inc. (subsequently acquired by Applera Corporation for its Celera Genomics business unit (“Celera”)) pursuant to which Axys has agreed for itself and its affiliates not to acquire any of our additional voting securities or those of our subsidiaries, and not to undertake any proxy contest. In addition Axys agreed to vote for our Board of Directors’ nominees for directors each year. The stockholder’s business address is 180 Kimball Way, South San Francisco, CA 94080.

(16)	Based on information reported in a Form 13G filed with the Securities and Exchange Commission on January 16, 2002. Of these 2,007,700 shares held by Heartland Advisors, Inc. 1,363,000 shares also may be deemed beneficially owned by William J. Nasgovitz as a result of his position as an officer and director of Heartland Group, Inc. The stockholder’s business address is 789 North Water Street, Milwaukee, WI 53202. Heartland Advisors, Inc has sole voting power over 497,500 shares and sole dispositive power over 2,007,700 shares and William J. Nasgovitz has sole voting power over 1,363,000 shares and no dispositive power.

EXECUTIVE OFFICERS

      The executive officers of the Company as of March 31, 2002 are as follows:

Name	Age	Position

Riccardo Pigliucci	55	President, Chief Executive Officer and Chairman
Craig Kussman	43	Chief Financial Officer, Vice President Finance and Administration and Secretary
Clare (“Bud”) Bromley	53	Vice President Business Development
David Coffen, Ph.D.	62	Chief Scientific Officer
Pauline Gee, Ph.D.	47	Vice President Toxicology
Arnold Hagler, Ph.D.	60	Vice President Informatics
John Lillig	52	Chief Technology Officer
Heinrich Zinsli, Ph.D.	61	Vice President

Business Experience of Executive Officers

      Riccardo Pigliucci has served as our President and Chief Executive Officer since May 1998 and Chairman of our board of directors since May 1999. See “Election of Directors” for a discussion of his business experience.

      Craig Kussman has served as our Chief Financial Officer since November 2001. From August 2000 until joining us, he served as Executive Vice President and Chief Financial Officer of SYNAVANT, Inc., a provider of pharmaceutical relationship management solutions. From July 1998 to August 2000, Mr. Kussman served as Senior Vice President — Corporate Development at IMS HEALTH, a provider of information solutions to the pharmaceutical and healthcare industries. From November 1996 to June 1998, Mr. Kussman served as Vice President — Corporate Development and also Vice President — Mergers and Acquisitions of Cognizant Corp., a provider of pharmaceutical, information technology, and media information and services. From May 1991 to October 1996, Mr. Kussman served as Assistant Vice President Financial Planning of The Dun and Bradstreet Corporation, a provider of business information and technology. Mr. Kussman holds a B.A. degree cum laude in economics and mathematics from Pomona College and an M.B.A. in finance from the Wharton School of Business of the University of Pennsylvania, where he graduated with distinction.

      Clare “Bud” Bromley has served as our Vice President of Business Development since October 2001. Formerly with Nanogen, Inc., a biotech company based in San Diego, Mr. Bromley served as Senior Vice President Business Development, Sales and Marketing from October 1998 until he joined us. Prior to joining Nanogen, from 1995 until October 1998 he was Senior Vice President, Sales, Marketing and Service for Molecular Dynamics, Inc., a biotechnology instrumentation company. He joined Molecular Dynamics after an 18-year career including several international sales and marketing management positions with Hewlett-Packard Company’s Analytical Instrument Group. Mr. Bromley received a B.S. in Natural Sciences with a chemistry concentration from Mercer University.

      David Coffen, Ph.D. has served as our Chief Scientific Officer since November 1998. From 1995 until joining us, he served as Senior Vice President of Chemistry at ArQule, Inc., a drug discovery company. Prior to joining ArQule, Dr. Coffen held the position of Vice President Molecular Sciences at Hoffmann-La Roche Inc., a research-oriented healthcare group, where he served in numerous research and development positions during his 24-year career. Dr. Coffen received a B.S. in chemistry from the University of Toronto and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.

      Pauline Gee, Ph.D. has served as Vice President Toxicology since May 2001. Prior to May 2001 she served as President and Chief Executive Officer of Xenometrix, Inc., which we acquired in May 2001. She was named President and Chief Executive Officer of Xenometrix in January 2000 after serving as President and Chief Scientific Officer for a year. Dr. Gee joined Xenometrix in January 1994 as Associate Lab Director, was promoted to Director of Research and Development in May 1994, and became Vice President of Research and Development in July 1995. She received her Ph.D. in Neurochemistry and Free Radical

Chemistry and a B.Sc. in Marine Biology and Human Physiology from Simon Fraser University, B.C., Canada.

      Arnold Hagler, Ph.D. has served as Vice President of Informatics since May 2001. Prior to this, Mr. Hagler served as President of Structural Proteomics, Inc., in which the Company acquired 75% ownership in May 2000. In 1997, Dr. Hagler founded ScienceMedia.com, an educational software company, and currently serves as its CEO and Chairperson. From 1984 to June 1997, Dr. Hagler was Chief Executive Officer of Biosym Technologies, Inc., a computational software company he founded. Since 1998 Dr. Hagler has been Adjunct Professor of Chemistry at the University of Massachusetts at Amherst. He received a B.S. in chemistry and a Ph.D. in physical chemistry from Cornell University.

      John Lillig has served as Chief Technology Officer since August 1999 and was a Vice President of the Company from August 1996 until August 1999. From 1991 until 1996, he served as Division Manager of the Analytical Systems Division of Bio-Rad Laboratories, a provider of analytical instrumentation and clinical diagnostics. Prior to that, Mr. Lillig served in positions of increasing responsibility, including Director of Engineering, for over 18 years at Beckman Instruments, a provider of laboratory systems. Mr. Lillig received a B.S. in electrical engineering from California Polytechnical University.

      Heinrich Zinsli, Ph.D. has served as Vice President since May 2001. From 1997 to 2001, he served as Chairman and Chief Executive Officer of Discovery Technologies Ltd., (now known as Discovery Partners International AG) which the Company acquired in December 1999. From 1989 until 1996, he was the head of Corporate Business Development at Ciba-Geigy Ltd., a chemical and pharmaceutical company now known as Sandoz Ltd. Dr. Zinsli also serves as a director of Paradigm Genetics, a biotechnology company, and Plasmon, PLC, an information storage technology company. Dr. Zinsli had over 30 years of experience at Ciba-Geigy Ltd. He received his Ph.D. in economics from the University of St. Gall, Switzerland.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2001 and whose salary and bonus for the 2001 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2001, 2000 and 1999. In addition, Mr. Fitzpatrick is also included in the table because his 2001 salary and bonus would have ranked him among the four other most highly compensated executive officers of the Company, even though he resigned before the end of 2001. The listed individuals, excluding Mr. Kussman, are collectively referred to as the “Named Executive Officers”.

Summary Compensation Table

				Long-Term
				Compensation

				Securities
		Annual Compensation		Underlying	All Other
				Options/SARs	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	(#)	($)(2)

Riccardo Pigliucci	2001	405,979	100,000	150,000	1,242
President and CEO	2000	379,896	165,000	—	52,674
	1999	350,000	140,000	—	129,416
David Coffen	2001	235,793	25,000	30,000	2,620
Chief Scientific Officer	2000	229,247	46,200	—	2,251
	1999	219,000	41,250	100,000	—
Jack Fitzpatrick	2001	218,901	—	40,000	418
(former) Chief Financial Officer,	2000	208,333	60,000	—	437
Vice President Finance and	1999	196,513	32,500	—	—
Administration
Arnold Hagler(3)	2001	127,914	12,500	50,000	555
Vice President	2000	52,000	—	—	—
Informatics	1999	—	—	—	—
Craig Kussman(4)	2001	38,606	27,500	250,000	5,368
Chief Financial Officer	2000	—	—	—	—
	1999	—	—	—	—
John Lillig	2001	214,167	25,000	10,000	811
Chief Technologist	2000	208,333	21,000	—	669
	1999	198,334	30,000	—	—
Heinrich Zinsli(5)	2001	106,199	12,960	20,000	46,079
Vice President	2000	102,551	—	75,000	45,867
	1999	—	—	—	—

(1)	The amounts in this column represent bonuses that were compensation for services performed in the fiscal year indicated, but were set by the Compensation Committee and paid to the executive officers in the next fiscal year. For example, Mr. Pigliucci’s bonus of $100,000 for 2001 was compensation for services he performed in the fiscal year ended December 31, 2001, but was set by the Compensation Committee and paid to Mr. Pigliucci in 2002. Mr. Kussman’s bonus represents a signing bonus paid to him upon joining the Company.

(2)	Unless otherwise noted, the amounts in this column represent the value of life insurance premiums paid on behalf of the person for whom disclosure is provided. In 2001, Mr. Pigliucci received life insurance coverage valued at $1,242. In 2000, Mr. Pigliucci received life insurance coverage valued at $1,242 and payments for reimbursement of relocation expenses and mortgage assistance amounting to $51,432. The value shown in this column for 1999 for Mr. Pigliucci solely represents payments for reimbursement of relocation expenses and mortgage assistance. Mr. Kussman received $5,323 of payments for reimbursement of relocation expenses and life insurance coverage valued at $45. Dr. Zinsli received approximately $26,255 and $26,077 representing pension premium benefits paid on behalf of Dr. Zinsli in 2001 and 2000, respectively. Dr. Zinsli also received $14,160 and $14,136 in fees for his directorship on the Board of our Discovery Partners International AG subsidiary in 2001 and 2000, respectively. Dr. Zinsli also received $5,664 and $5,654 in car allowances in 2001 and 2000, respectively.

(3)	Arnold Hagler became an employee of the Company in May 2000 when we acquired a 75% ownership interest in Structural Proteomics.

(4)	Craig Kussman became an employee of the Company in November 2001.

(5)	Dr. Zinsli became an employee of the Company in December 1999 when we acquired Discovery Technologies Ltd. (now known as Discovery Partners International AG).

Grants of Stock Options and Stock Appreciation Rights

      The following table sets forth stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 2001. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

Option/ SAR Grants in Last Fiscal Year

		Individual Grants			Potential Realizable
					Value as Assumed
	Number of	Percent of Total			Annual Rates of Stock
	Securities	Options/SARs	Exercise		Price Appreciation for
	Underlying	Granted to	or Base		Option Term(2)
	Options/SARs	Employees in	Price	Expiration
Name	Granted # (1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Riccardo Pigliucci	150,000	8.8%	5.50	03/21/11	471,000	1,167,000
David Coffen	30,000	1.8%	5.50	03/21/11	94,200	233,400
Jack Fitzpatrick	40,000	2.3%	5.50	02/07/02	2,800	5,200
Arnold Hagler	—	—	N/A	N/A	N/A	N/A
Craig Kussman	153,615	9.0%	4.15	11/11/11	400,935	1,015,395
Craig Kussman	96,385	5.6%	4.15	11/11/11	251,565	637,105
John Lillig	10,000	0.6%	5.50	03/21/11	31,400	77,800
Heinrich Zinsli	20,000	1.2%	5.50	03/21/11	62,800	155,600

(1)	Each of the options granted have a maximum term of ten years measured from the applicable grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Each of the options granted are immediately exercisable, but shares purchased under each such option are subject to repurchase by the Company at the option exercise price, upon the optionee’s termination as an employee prior to vesting. Notwithstanding the vesting schedules below, each of the options will immediately become vested for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership of the Company. The options granted to each of Messrs. Pigliucci, Coffen, Fitzpatrick, Lillig and Zinsli vest in 48 consecutive monthly installments beginning one month from the date of grant. The option grant for 96,385 shares to Mr. Kussman vests as follows: 25% of such option shares vest one year following the date of grant with the remaining option shares vesting in 36 consecutive monthly installments thereafter. All of the option shares subject to Mr. Kussman’s option grant for 153,615 shares vest on November 12, 2006, but vesting for these shares will be accelerated according to the following schedule: 25% of the option shares will vest if the company’s common stock trades for 25 consecutive business days at a price at or above $8.00 per share; 25% more of the option shares will vest if the company’s common stock trades for 25 consecutive days at a price at or above $12.00 per share; 25% more of the option shares will vest if the company’s common stock trades for 25 consecutive business days at a price at or above $16.00 per share; and 25% more of the option shares will vest if the company’s common stock trades for 25 consecutive business days at a price at or above $18.00 per share.

(2)	There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Executive Officers and our Chief Financial Officer with an exercise price equal to the fair market value of the option shares on the grant date.

Option/ SAR Exercises and Holdings

      The following table sets forth certain information concerning option exercises and holdings for the fiscal year ended December 31, 2001 with respect to each of the Named Executive Officers and our Chief Financial Officer. No stock appreciation rights were exercised by the Named Executive Officers or our Chief Financial Officer during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options/SARs		In-the-Money Options/SARs
	Acquired	Value	at December 31, 2001		at December 31, 2001(2)
	Upon Option	Realized
Name	Exercise(s)(#)	($)(1)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Riccardo Pigliucci	—	—	150,000	—	285,000	—
David Coffen	—	—	130,000	—	647,000	—
Jack Fitzpatrick	40,000	219,000	40,728	—	255,348	—
Arnold Hagler	—	—	50,000	—	—	—
Craig Kussman	—	—	250,000	—	812,500	—
John Lillig	—	—	90,000	—	579,000	—
Heinrich Zinsli	—	—	95,000	—	446,500	—

(1)	Value realized upon option exercises is equal to the fair market value of the securities underlying the option at the time of exercise less the exercise price of the option.

(2)	Value of unexercised in-the-money options is equal to the fair market value of the securities underlying the option at fiscal year-end ($7.40 per share) less the exercise price payable for those securities.

Employment Contracts, Severance Agreements and Change of Control Arrangements

      On May 5, 1998, we entered into an employment agreement with Mr. Pigliucci to serve as our President and Chief Executive Officer. This agreement is for an indefinite term and is terminable by Mr. Pigliucci or us at any time without cause. Under this agreement, we agree to pay Mr. Pigliucci an initial annual base salary of $350,000 (which is subject to upward adjustments) and an annual target bonus equal to 50% of his base salary (which bonus will be prorated for performance of annual goals). In addition, under this agreement we reimbursed Mr. Pigliucci for relocation expenses and mortgage assistance in moving from the Weston, Connecticut area to the San Diego area, and Mr. Pigliucci was granted an option to purchase 600,000 shares of our common stock, which vests over a four-year period, with 25% vesting upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service. Mr. Pigliucci exercised this option in full in December 1998 and January 1999 and, at Mr. Pigliucci’s election, he paid the purchase price for such shares in the form of two promissory notes to us bearing the minimum applicable federal interest rate. We also granted Mr. Pigliucci the right to maintain his percentage ownership of our equity by purchasing equity securities that are offered by us at any time (with limited enumerated exceptions) on the same terms and conditions as other purchasers, which right did not apply to shares offered in the IPO and terminated upon the consummation of the IPO.

      If we terminate Mr. Pigliucci’s employment other than for cause, or if Mr. Pigliucci terminates his employment upon our breach of this employment agreement (including in the event this employment agreement is not assumed in full by a successor company upon a change in control), we will automatically retain Mr. Pigliucci as a consultant to us for one year. Under this arrangement, Mr. Pigliucci will be available to provide consulting services to us for up to fifteen hours each month, and we will pay him a monthly consulting fee of one-twelfth of his base salary at the time of termination of his employment.

      Pursuant to his employment agreement with us, Mr. Pigliucci exercised his right to borrow from us the aggregate exercise price of $240,000 to purchase 600,000 shares of our common stock pursuant to stock options held by Mr. Pigliucci. In connection with these exercises, Mr. Pigliucci issued to us two promissory notes. The first was dated November 30, 1998 and due November 30, 2005, having a principal amount of $172,000 and an interest rate of 4.51% per annum prior to the maturity date and 10% thereafter. The second was dated January 31, 1999 and due January 31, 2006, having a principal amount of $68,000 and an interest rate of 4.64% per annum prior to the maturity date and 10% thereafter. At the time Mr. Pigliucci issued each of these notes to us, he also entered into a Pledge Agreement with us under which he granted us a security interest in the shares that he purchased using the note as consideration. The largest amount of indebtedness outstanding during the 2001 fiscal year under each of these promissory notes was $195,918 and $77,203, respectively.

      In November 2001, the Company entered into a letter agreement with Mr. Kussman to serve as our Chief Financial Officer. This agreement provides an indefinite term and is terminable by Mr. Kussman or us at any time without cause. Under this agreement, we agreed to pay Mr. Kussman an annual base salary of $275,000 and an annual target bonus equal to 30% of his base salary based on accomplishment of established performance objectives. In addition, under this agreement we paid Mr. Kussman $27,500 as a sign on bonus and agreed to reimburse him for relocation expenses and mortgage assistance in moving from Fairfield, Connecticut to San Diego, and Mr. Kussman was granted an option to purchase 96,385 shares of our common stock, which vests over a four-year period, with 25% vesting upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service. Additionally, Mr. Kussman was granted an option to purchase 153,615 shares of our common stock. 100% of these options vest on November 12, 2006, but vesting can be accelerated according to the following schedule: 25% of the options will vest if the company stock trades for 25 consecutive business days at a price of or above $8.00 per share; 25% more of the options will vest if the company stock trades for 25 consecutive days at a price of or above $12.00 per share; 25% more of the options will vest if the company stock trades for 25 consecutive business days at a price of or above $16.00 per share; and 25% more of the options will vest if the company stock trades for 25 consecutive business days at a price of or above $18.00 per share.

      In the event Mr. Kussman’s position is eliminated without cause as the result of a change of control, Mr. Kussman will be entitled to six months of his annual base salary after six months of employment or his entire annual base salary, under the same conditions, after one year of employment.

      The Company does not have any existing employment agreements with any other Named Executive Officer.

      The Compensation Committee of the Board of Directors, as Plan Administrator of the 2000 Stock Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individuals, in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event.

      In addition, in the event that the Company is acquired by merger or asset sale, each outstanding option under the discretionary option grant program of our 2000 Stock Incentive Plan, including those held by the Named Executive Officers, which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation. Also, outstanding options under the salary investment, automatic option and director fee option grant programs (not all of which are currently operative) of our 2000 Stock Incentive Plan will immediately vest if we are acquired by a merger or asset sale or if there is a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections.

      In addition to the indemnification provisions contained in the Company’s Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These indemnification agreements will require us to indemnify our officers and directors to the fullest extent permitted by Delaware law.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee has been composed of Messrs. Hixson and Walker and Sir Colin Dollery since May 17, 2001. Prior to May 17, 2001, the members of the Compensation Committee were Mr. Walker, A. Grant Heidrich, III and Donald Milder. No member of the Compensation Committee was at any time during the 2001 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

      Mr. Walker was Chairman and President of Axys Pharmaceuticals, Inc. until January 2001. On April 28, 2000, we acquired Axys Advanced Technologies, Inc. (“AAT”) from Axys Pharmaceuticals. Axys Pharmaceuticals owned 10,000,000 shares of the 10,006,250 issued and outstanding shares of common stock of AAT, and received 7,425,000 shares of our common stock, a promissory note in the principal amount of $550,000 and $50,000 in cash as merger consideration. The promissory note was paid in full in August 2000. In connection with this dmerger, we also issued a warrant to Axys Pharmaceuticals to purchase 200,000 shares of our common stock at a per-share price of $8.00.

      In connection with our acquisition of AAT, we entered into a Standstill Agreement with Axys Pharmaceuticals pursuant to which Axys Pharmaceuticals agreed for itself and its affiliates that until the later of the date on which Axys Pharmaceuticals and its affiliates hold less than 5% of our then-outstanding common stock or April 28, 2010, Axys and its affiliates will not, without our prior written consent: (a) acquire any of our voting securities or those of our subsidiaries, (b) solicit proxies for the voting of our voting securities, (c) make any public announcement or submit any proposal for any extraordinary transaction (other than a sale) of our voting securities or assets, (d) form or join in any group for the voting of our voting securities or (e) otherwise seek to influence our management, board or policies.

      In addition, we agreed that at each annual meeting of our stockholders at any time during which our shares are publicly traded, we will include on our management slate of director nominees the number of persons designated by Axys Pharmaceuticals that Axys Pharmaceuticals could elect (if “cumulative voting” was applicable) solely through the voting of our voting securities that it owns, provided that in no case can the number of designees exceed the number which is two less than the number that would constitute a majority of the members of our board of directors. In addition, as long as we have a classified board of directors, this will be construed in each year to allow such number of nominees minus the number of previous Axys Pharmaceuticals nominees who will remain on the Board because their three-year terms do not expire that year. Initially, under this arrangement Axys Pharmaceuticals was entitled to nominate two directors for election to our seven-person Board. The two initial Axys Pharmaceuticals designees were John Walker and Alan Lewis.

      In November 2001, Applera Corporation acquired Axys Pharmaceuticals for Applera’s Celera Genomics business unit (“Celera”). Axys/Celera has informed us that it does not currently intend to exercise its right to designate any nominees for director. Mr. Walker’s initial term on our Board expires at the Annual Meeting, but the Board has nominated him for re-election to the Board as an independent director, based on its own nominating-decision judgment and not as a result of designation by Axys/ Celera. In addition, in order to eliminate any interpretation that he is serving as a designee of Axys/ Celera, Dr. Lewis has resigned from our Board effective the day before the Annual Meeting, even though his term as a director would not have expired until the 2003 annual meeting of stockholders; and he has also been nominated by the Board for election to the Board at the 2002 Annual Meeting as an independent director for the term ending upon the 2005 annual meeting of stockholders, based on its own nominating-decision judgment.

      Axys Pharmaceuticals agreed in the Standstill Agreement to vote each year for the entire management slate of director nominees.

      At the time we acquired AAT, we entered into a Compound Supply Agreement with Axys Pharmaceuticals pursuant to which we provide combinatorial chemistry products and services to Axys Pharmaceuticals. In the fiscal year ended December 31, 2001, Axys Pharmaceuticals paid us a total of $848,057 under this agreement.

      We sublease our facility in South San Francisco, California from Axys Pharmaceuticals. In the fiscal year ended December 31, 2001, we paid Axys Pharmaceuticals a total of $949,525 under this agreement.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

Board Compensation Committee Report on Executive Compensation

      The following is a report delivered by the Compensation Committee of the Company’s board of directors.

      As members of the Compensation Committee of the Board of Directors, it is our duty to set the base salary of the Company’s executive officers and to administer the Company’s 2000 Stock Incentive Plan under which grants may be made to them and other key employees. In addition, we approve the individual bonus programs to be effective for the executive officers each fiscal year.

      General Compensation Policy. Our fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is our objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package is comprised of three elements:

•	base salary, which reflects individual performance and is designed primarily to be competitive with salary levels in the industry,

•	annual variable performance awards payable in cash and tied to the achievement of performance goals established by us, and

•	long-term, stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

      As an officer’s level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon the Company’s performance and stock price appreciation rather than base salary.

      Factors. The principal factors that the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2001 fiscal year are summarized below. We may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

      Base Salary. The base salary for each officer is set on the basis of:

•	industry experience, knowledge and qualifications,

•	the salary levels in effect for comparable positions within the Company’s principal-industry marketplace competitors, and

•	internal comparability considerations.

      The Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. The Compensation Committee estimates that the 2001 salary levels of the Company’s executive officers range from the 40th percentile to the 70th percentile of the salary levels in effect for comparable positions at those other companies.

      Annual Incentive Compensation. Annual bonuses are earned by each executive officer solely on the basis of the achievement of both corporate performance targets and individual performance targets the Compensation Committee establishes at the start of the fiscal year. For fiscal year 2001, the performance targets were based upon key corporate objectives, and each executive was evaluated in relation to his or her contribution to the attainment of those targets.

      Long-Term Incentive Compensation. During 2001, the Compensation Committee approved the grant of stock options to certain executive officers under our 2000 Stock Incentive Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant was based on the officer’s level of responsibilities and relative position in the Company.

      Each grant allows the officer to acquire shares of common stock at the market price on the grant date over a specified period of time, up to 10 years. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.

      CEO Compensation. In setting the compensation payable to the Company’s Chief Executive Officer, Mr. Pigliucci, the Compensation Committee has sought to be competitive with other companies in the industry, while at the same time tying a significant percentage of such compensation to the Company’s performance and stock price appreciation. An employment agreement between the Company and Mr. Pigliucci sets forth certain terms and conditions, including minimum compensation, governing Mr. Pigliucci’s employment.

      The Compensation Committee established Mr. Pigliucci’s 2001 base salary upon its evaluation of his personal performance and its objective to have his base salary keep pace with salaries being paid to similarly situated chief executive officers. The Compensation Committee estimates that his base salary is at the 40th to 60th percentile of the salary levels paid to such other chief executive officers.

      The remaining components of Mr. Pigliucci’s 2001 fiscal year compensation, however, were entirely dependent upon his and the Company’s performance and provided no dollar guarantees. The cash bonus paid to him for the 2001 fiscal year was based entirely on the Company’s degree of attainment of certain objectives based on key corporate goals. If all of the goals were fully achieved in 2001, Mr. Pigliucci’s bonus would have been 50% of his base salary for that year.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid in cash to the Company’s executive officers for the 2001 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to the Company’s executive officers for fiscal 2002 will exceed that limit. The 2000 Stock Incentive Plan has been structured so that any compensation paid in connection with the exercise of option grants under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, and therefore will not be subject to the $1.0 million limitation.

      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensations in a balanced and reasonable manner, for both the short- and long-term.

      We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of the Company or any of its subsidiaries.

Submitted by the Compensation Committee
of the Board of Directors

Sir Colin Dollery
John Walker
Harry Hixson, Ph.D.

PERFORMANCE GRAPH

      The graph below shows a comparison of cumulative total stockholder returns from the date of our IPO through 2001 for our common stock, the Nasdaq Stock Market (U.S. Companies) Index (“Nasdaq-US”), and the Nasdaq Pharmaceuticals Index (“Nasdaq-PH”). The graph assumes that $100 was invested in the Company’s Common Stock and in each index on July 27, 2000, and that all dividends were reinvested. No cash dividends have been declared or paid on the Company’s common stock.

      The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future stockholder returns.

	July 27,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2000	2000	2000	2001	2001	2001	2001

Discovery Partners International	100.00	112.85	67.36	35.42	25.00	18.61	41.11

Nasdaq — US	100.00	95.26	63.84	47.62	56.12	38.94	50.62

Nasdaq — PH	100.00	112.28	93.20	69.10	85.84	69.21	79.52

CERTAIN TRANSACTIONS

      Please see “Compensation Committee Interlocks and Insider Participation” for information regarding transactions in 2001 involving Axys Pharmaceuticals, Inc.

      All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of Forms 3, 4, and 5 and amendments thereto furnished to the Company, or written representations that no Form 5s were required, the Company believes that, during the fiscal year ending December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met in a timely manner except as set forth below.

      During fiscal year 2001 no Statements of Changes of Beneficial Ownership (Form 4s) were filed for Jack Fitzpatrick or John Lillig in connection with sales they made in August 2001. Mr. Fitzpatrick sold an aggregate of 2,699 shares in August in two transactions. Mr. Lillig sold an aggregate of 1,250 shares in August in two transactions. Mr. Fitzpatrick and Mr. Lillig each reported these sales in their Annual Statement of Changes in Beneficial Ownership (Form 5s) filed in February 2002.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

      The deadline for stockholders to submit proposals to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting of stockholders is January 15, 2003. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws, which among other things require notice to be delivered or mailed and received at the Company’s executive offices on or before January 15, 2003 (120 days prior to May 15, 2003, the anniversary of the date of this year’s annual meeting).

      In addition, the proxy solicited by the Board of Directors for the 2003 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than March 4, 2003.

ANNUAL REPORT

      A copy of the Annual Report of the Company for the 2001 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

      The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 29, 2002. Stockholders may obtain a copy of this report, without charge, by writing to Craig S. Kussman, Chief Financial Officer and Vice President, Finance and Administration of the Company, at the Company’s principal executive offices located at 9640 Towne Centre Drive, San Diego, CA 92121.

BY ORDER OF THE BOARD OF DIRECTORS

Craig S. Kussman
Chief Financial Officer and Secretary

Dated: April 18, 2002

APPENDIX A

AUDIT COMMITTEE CHARTER

I.     Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation’s audit and financial reporting process.

      The independent accountants’ ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and where appropriate, replace the independent accountants.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.     Composition

      The Audit Committee shall be comprised of three or more independent directors.

      All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III.     Meetings

      The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV.     Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

A. Review this Charter at least annually and recommend any changes to the Board.

B. Review the organization’s annual financial statements and any other relevant reports or other financial information.

C. Review the organization’s quarterly financial statements and any other relevant reports or other financial information.

D. Review the regular internal financial reports prepared by management and any internal auditing department.

E. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

F. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

G. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

H. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

A-1

DISCOVERY PARTNERS INTERNATIONAL, INC.
PROXY

Annual Meeting of Stockholders, May 15, 2002

This Proxy is Solicited on Behalf of the Board of Directors of
Discovery Partners International, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 15, 2002 and the Proxy Statement and appoints Riccardo Pigliucci and Craig Kussman, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Discovery Partners International, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, CA 92121 on Wednesday, May 15, 2002 at 12:00 noon Pacific Daylight Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth herein.

1.	To elect directors to serve for a three-year term ending in the year 2005 or until their successors are duly elected;
		FOR		WITHHOLD AUTHORITY TO VOTE
John Walker Alan Lewis

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.	FOR	AGAINST	ABSTAIN

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

     The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF Proposal 2. This Proxy, when properly executed and returned, will be voted as specified above. If this Proxy is properly executed and returned and no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above, IN FAVOR OF Proposal 2 and in accordance with Item 3.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
(Print name(s) exactly as on certificate)

Please sign your name:		Date:
(Authorized Signature(s))